                                                                     EXHIBIT 3.2

                                                         As approved and adopted
                                                       by the Board of Directors
                                                            as of April 15, 1997




                         AMENDED AND RESTATED BY-LAWS
                                      OF
                           ESSEX INTERNATIONAL INC.

                                   ARTICLE I

                           Meetings Of Stockholders
                           ------------------------

     SECTION 1.01.  Annual Meeting.  Subject to the Delaware General Corporation
                    --------------
Law, the annual meeting of the stockholders of this Corporation for the election of directors and for the transaction of any proper business shall be held at the time and place designated by the Board of Directors (the "Board") of the Corporation.

     SECTION 1.02.  Special Meetings.  Special meetings of the stockholders
                    ----------------
shall be held when called by the Chief Executive Officer or by a majority of the Board of Directors. Special meetings may not be called by any other person. Written notice of a special meeting pursuant to Section 1.04 shall be given to all stockholders entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. Each such special meeting shall be held at such date and time as requested by the person or persons calling the meeting within the limits fixed by law. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     SECTION 1.03.  Place.  Meetings of stockholders may be held in the State of
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Delaware or outside the State of Delaware.

     SECTION 1.04.  Notice.  Written notice stating the place, date and time of
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the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be effective when deposited in the United States mail addressed to the stockholder at his address as it appears on the Corporation's current record of stockholders.

     SECTION 1.05.  Notice of Adjourned Meetings.  When a meeting is adjourned
                    ----------------------------
to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, the adjournment is for more than 30 days, or if, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 1.04 herein to each stockholder of record on the new record date entitled to vote at such meeting.

     SECTION 1.06.  Notice of Stockholder Business and Nominations.  Except as
                    ----------------------------------------------
may otherwise be provided herein, or in the Second Amended and Restated Certificate of Incorporation in connection with rights to elect directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, nominations for the election of directors and the proposal of business to be considered by the stockholders may be made by the Board or any stockholder of record entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law.

     For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. Except as otherwise provided by applicable law, to be timely, a stockholder's notice must be delivered to the Secretary of the Corporation at the Corporation's principal executive offices not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year's annual meeting; provided, however, that in
                                                    --------  -------
the event that the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the later of the 60th day prior to such meeting or the l0th day following the day on which public announcement of the date of such meeting is made by the Corporation nor later than the 30th day thereafter. In no event shall public announcement of an adjournment of an annual meeting commence a new time period for giving of a stockholder's notice as described above.

     Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election to the Board of Directors, all information relating to such person required to be disclosed in solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made; and (c) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and beneficial owner. Notice of nominations which are proposed by the Board shall be given by the Chairman, the President or the Secretary of the Corporation on behalf of the Board.

     The chairperson of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination or proposal shall be disregarded.

     SECTION 1.07.  Fixing Record Date.  For the purpose of determining
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stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any distribution, or in order to make a determination of stockholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any determination of stockholders, such date in any case to be not more than 60 days and, in case of a meeting of stockholders, not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

     If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice or to vote at an annual or special meeting of stockholders, or stockholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of stockholders.

     When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting. A new record date must be fixed if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     SECTION 1.08.  Voting Record.  The officers or agent having charge of the
                    -------------
stock transfer books for shares of the Corporation shall make, at least 10 days before each meeting of stockholders, a complete alphabetical list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged by voting group with the address of and the number and class and series, if any, of shares held by each. The list, for a period of 10 days prior to such meeting, shall be available for inspection at the principal office of the Corporation, or at the office of the transfer agent or registrar of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held. Upon written demand to the Corporation, any stockholder or his agent or attorney shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder or his agent or attorney at any time during the meeting.

     If the requirements of this section have not been substantially complied with, the meeting, on demand of any stockholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     SECTION 1.09.  Stockholder Quorum and Voting.  A majority of all then
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outstanding shares of voting stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

     If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders unless otherwise provided by law or by the Second Amended and Restated Certificate of Incorporation.

     After a quorum has been established at a stockholders' meeting, the subsequent withdrawal of stockholders, so as to reduce the number of stockholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

     SECTION 1.10.  Voting of Shares.  Shares of stock of this Corporation owned
                    ----------------
directly or indirectly by another corporation the majority of the voting stock of which is owned, directly or indirectly, by this Corporation are not entitled to vote, and shall not be counted in determining the total number of outstanding shares at any given time.

     A stockholder or the stockholder's attorney-in-fact may vote either in person or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact.

     At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of votes represented by the shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

     Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the By-laws of the corporate stockholder; or, in the absence of any applicable By-law, by such person as the board of directors of the corporate stockholder may designate. Proof of such designation may be made by presentation of a certified copy of the By-laws or other instrument of the corporate stockholder. In the absence of any such designation, or in case of conflicting designation by the corporate stockholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate stockholder shall be presumed to possess, in that order, authority to vote such shares.

     Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.

     Shares held by or under the control of a receiver, trustee in bankruptcy proceedings or an assignee for the benefit of creditors, may be voted by such receiver, trustee or assignee, without the transfer thereof into the name of such receiver, trustee or assignee.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

     On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company or other financial institution, with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

     SECTION 1.11.  Written Consent of Stockholders.  Any action required or
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permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders, unless such action is approved by a majority of the Board of Directors. In the event of such approval, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided that all requirements of law and the Second Amended and Restated Certificate of Incorporation have been satisfied. To be effective, the executed written consent of the stockholders must be delivered to the Corporation within 60 days of the date the earliest written consent is received by the Corporation. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote thereon.

     SECTION 1.12.  Waiver of Notice of Meetings of Stockholders.  Notice of a
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meeting of the stockholders need not be given to any stockholder who signs a Waiver of Notice either before or after the meeting. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, the manner in which it has been called or convened, or the matters considered at a meeting except when a stockholder states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened, or except when a stockholder objects to considering a particular matter that is not within the purposes described in the meeting notice.

     Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written Waiver of Notice of such meeting.


                                  ARTICLE II

                                   Directors
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     SECTION 2.01.  Function.  All corporate powers shall be exercised by or
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under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

     SECTION 2.02.  Qualification.  Directors must be natural persons who are 18
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years of age or older, but need not be residents of the State of Delaware or stockholders of this Corporation.

     SECTION 2.03.  Compensation.  The Board of Directors shall have authority
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to fix the compensation of directors.

     SECTION 2.04.  Duties of Directors.  A director shall perform his duties as
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a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

     In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

     (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

     (b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

     (c) a committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Second Amended and Restated Certificate of Incorporation or the By-laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

     A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

     In discharging his duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Corporation and its stockholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries operate, and the economy of the state and the nation.

     A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the Corporation.

     SECTION 2.05.  Presumption of Assent.  A director of the Corporation who is
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present at a meeting of its Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting specified business at the meeting; or (b) he votes against such action or abstains from voting in respect thereto.

     SECTION 2.06.  Number.  Except as may otherwise be provided pursuant to the
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Second Amended and Restated Certificate of Incorporation in connection with rights to elect directors which may be granted to the holders of any series of Preferred Stock, the number of directors that shall constitute the whole Board shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board of Directors. The directors, other than those who may be elected by the holders of any shares of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders following effectiveness of these By-laws, the term of office of the second class to expire at the second annual meeting of stockholders following effectiveness of these By-laws and the term of office of the third class to expire at the third annual meeting of stockholders following effectiveness of these By-laws, with each director to hold office until his successor has been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting following effectiveness of these By-laws, directors elected to succeed those directors whose terms shall expire shall be elected for a term of office of three years, to expire at the third succeeding annual meeting of stockholders after their election, each director to hold office until his successor shall have been duly elected and qualified.

     SECTION 2.07.  Election of Directors.  Except as may otherwise be provided
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pursuant to the Second Amended and Restated Certificate of Incorporation in connection with the rights to elect directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, and except as otherwise provided pursuant to Section 2.08, directors shall be elected by stockholders of the Corporation. Except as otherwise provided by applicable law, at each election directors shall be elected by a plurality of the votes cast. Each director shall serve until his successor is elected and qualified or until his death, resignation or removal. The election of directors is subject to any provisions relating thereto contained in the Second Amended and Restated Certificate of Incorporation.

     SECTION 2.08.  Vacancies.  Except as may otherwise be provided pursuant the
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Second Amended and Restated Certificate of Incorporation in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the expiration of the term of the office of the director of the class which he replaced and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

     SECTION 2.09.  Resignation of Directors.  Any director of the Corporation
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may resign at any time by giving written notice to the Chairman of the Board or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 2.10.  Removal of Directors.  Subject to the right to elect
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directors under specified circumstances which may be granted pursuant to the Second Amended and Restated Certificate of Incorporation to the holders of any series of Preferred Stock and unless otherwise provided by law, any director may be removed from office only for cause.

     SECTION 2.11.  Quorum and Voting.  A majority of the number of directors
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fixed by these By-laws or by resolution of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 2.12.  Director Conflicts of Interest.  No contract or other
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transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

     (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

     (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

     (c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of a committee thereof which authorizes, approves or ratifies such contract or transaction.

     SECTION 2.13.  Executive and Other Committees.  The Board of Directors may,
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by resolution adopted by a majority of the full Board of Directors, designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the powers and authority of the Board of Directors, except that no committee shall have the authority to:

     (a) approve, adopt or recommend to stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval; or

     (b)  adopt, amend or repeal any By-law of the Corporation.

     The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent or disqualified member or members at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     SECTION 2.14.  Changes in Committees: Resignations, Removals and Vacancies.
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The Board of Directors shall have power at any time to change or remove the members of, to fill vacancies in, and to discharge any committee created pursuant to these By-laws, either with or without cause. Any member of any such committee may resign at any time by giving written notice to the Board or the Chairman of the Board or the Secretary. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any vacancy in any committee, whether arising from death, resignation, an increase in the number of committee members or any other cause, shall be filled by the Board of Directors in the manner prescribed in these By-laws for the original appointment of the members of such committee.

     SECTION 2.15.  Place of Meetings.  Regular and special meetings by the
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Board of Directors may be held within or without the State of Delaware.

     SECTION 2.16.  Time, Notice and Call of Meetings. Regular meetings of the
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Board of Directors shall be held at times and places specified by the Board of Directors without notice of the date, time, place or purpose of the meeting. Written notice of the date, time and place of special meetings of the Board of Directors shall be given to each director at least 2 days before the meeting. In addition to any other regular meetings, a regular meeting of the Board of Directors shall be held, without other notice than this By-law, immediately after and at the same place as the annual meeting of stockholders.

     Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     Except as otherwise provided in these By-laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

     Meetings of the Board of Directors may be called by the Chairman of the Board, by the President of the Corporation, or by any two directors.

     Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     SECTION 2.17.  Action Without a Meeting.  Any action required to be taken
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at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote and may be described as such in any document.


                                  ARTICLE III

                                   Officers
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     SECTION 3.01.  Officers.  The officers of this Corporation shall consist of
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a President, a Chairman of the Board, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors, and shall serve until their successors are chosen and qualify. The Corporation may also have one or more Vice Presidents, and one or more Assistant Secretaries, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time.

     Any two or more offices may be held by the same person. The failure to elect a President, Chairman of the Board, Secretary or Treasurer shall not affect the existence of this Corporation.

     SECTION 3.02.  Duties.  The following officers of this Corporation shall
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have the following duties:

     The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the stockholders and, unless a Chairman of the Board of Directors has been elected and is present, shall preside at all meetings of the Board of Directors.

     The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors.

     The Secretary shall have custody of, and maintain, all the corporate records except the financial records, shall have the authority to execute any and all documents in connection therewith, shall prepare the minutes of all meetings of the stockholders and Board of Directors, shall authenticate records of the Corporation; shall send all notices of meetings out, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     SECTION 3.03.  Removal of Officers.  Any officer or agent elected or
                    -------------------
appointed by the Board of Directors may be removed by the Board at any time with or without cause.

     Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 3.04.  Resignation of Officers.  An officer may resign at any time
                    -----------------------
by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.


                                  ARTICLE IV

                              Stock Certificates
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     SECTION 4.01.  Issuance.  Every holder of shares in this Corporation shall
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be entitled to have a certificate, representing all shares to which he is entitled. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the Corporation.

     Before the Corporation issues shares, the Board of Directors must determine that the consideration received for shares to be issued is adequate. The determination by the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable.

When it cannot be determined that outstanding shares are fully paid and nonassessable, there shall be a conclusive presumption that such shares are fully paid and nonassessable if the Board of Directors makes a good faith determination that there is no substantial evidence that the full consideration for such shares has not been paid.

     When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefor are fully paid and nonassessable. Consideration in the form of a promise to pay money or a promise to perform services is received by the Corporation at the time of the making of the promise, unless the agreement specifically provides otherwise.

     SECTION 4.02.  Form.  Certificates representing shares in this Corporation
                    ----
shall be signed by the President or any Vice President and the Secretary or any Assistant Secretary and may be sealed with the seal of this Corporation or a facsimile thereof. The signatures of the President or any Vice President and the Secretary or any Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

     Each certificate representing shares shall state upon the face thereof:
the name of the Corporation; that the Corporation is organized under the laws of the State of Delaware; the name of the person or persons to whom issued; the number and class of shares; and the designation of the series, if any, which such certificate represents.

     SECTION 4.03.  Transfer of Stock.  Transfer of shares of the Corporation
                    -----------------
shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate of such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     SECTION 4.04.  Lost, Stolen, or Destroyed Certificates. The Corporation
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shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the Corporation may direct to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.


                                   ARTICLE V

                     Contracts, Loans, Checks and Deposits
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     SECTION 5.01.  Contracts.  The Board of Directors may authorize any officer
                    ---------
or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 5.02.  Loans.  No loans shall be contracted on behalf of the
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Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 5.03.  Checks, Drafts, etc.  All checks, drafts or other orders for
                    -------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 5.04.  Deposits.  All funds of the Corporation not otherwise
                    --------
employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                  ARTICLE VI

                               Books and Records
                               -----------------

     SECTION 6.01.  Books and Records.  The Corporation shall keep as permanent
                    -----------------
records, in accordance with
applicable law, minutes of all meetings of its stockholders and Board of Directors, a record of all actions taken by the stockholders or Board of Directors without a meeting, a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation, and such books or records and accounts as may be necessary for the proper conduct of the business of the Corporation.

     SECTION 6.02.  Inspection of Books and Records.  The Board of Directors
                    -------------------------------
and, unless otherwise specified by the Board, the Chairman of the Board and the President shall, subject to applicable law, have the sole power to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders; and, except as specifically conferred by law, no stockholder shall have any right to inspect any account, book, record or document of the Corporation, unless and until authorized to do so by the Board or, unless otherwise specified by the Board, by order of the Chairman of the Board or by the President.


                                  ARTICLE VII

               Distributions, Share Dividends and Share Options
               ------------------------------------------------

     SECTION 7.01.  Distributions.  The Board of Directors of this Corporation
                    -------------
may, from time to time, authorize and the Corporation may pay distributions to the stockholders. A distribution is a direct or indirect transfer of money or other property (except the Corporation's own shares) or incurrence of indebtedness by the Corporation to or for the benefit of the stockholders in respect of any of its shares. A distribution may be in the form of a declaration or payment of a dividend; a purchase, redemption, or other acquisition of shares; a distribution of indebtedness; or otherwise.

     No distribution may be made if, after giving it effect:

     (a) the Corporation would not be able to pay its debts as they become due in the usual course of business; or

     (b) the Corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

If the Board of Directors does not fix the record date for determining stockholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation's shares), it is the date the Board of Directors authorizes the distribution.

     The Board of Directors may base a determination that a distribution is not prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such a valuation, each such distribution shall be identified as a distribution based upon a current valuation of assets, and the amount per share paid on the basis of such valuation shall be disclosed to the stockholders concurrent with their receipt of the distribution.

     SECTION 7.02.  Share Dividends.  Unless the Second Amended and Restated
                    ---------------
Certificate of Incorporation provides otherwise, shares may be issued pro rata and without consideration to the Corporation's stockholders or to the stockholders of one or more classes or series. An issuance of shares under this section is a share dividend.

     Shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless:

     (a) the Second Amended and Restated Certificate of Incorporation so authorizes;

     (b) a majority of the votes entitled to be cast by the class or series to be issued approves the issue; or

     (c)  there are no outstanding shares of the class or series to be issued.

If the Board of Directors does not fix the record date for determining stockholders entitled to a share dividend, it is the date the Board of Directors authorizes the share dividend.

     SECTION 7.03.  Share Options.  Unless the Second Amended and Restated
                    -------------
Certificate of Incorporation provides otherwise, the Corporation may issue rights, options or warrants for the purchase of its shares. The Board of Directors shall determine the terms upon which the rights, options or warrants are issued, their form and content, and the consideration for which the shares are to be issued.

     The terms and conditions of stock rights and options that are created and issued by the Corporation, or its successor, and that entitle the holders thereof to purchase from the Corporation shares of any class or classes, whether authorized but unissued shares, treasury shares or shares to be purchased or acquired by the Corporation, may include restrictions or conditions that preclude or limit the exercise, transfer, receipt or holding of such rights or options by any person or persons, including any person or persons owning or offering to acquire a specified number or percentage of the outstanding common shares or other securities of the Corporation, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or options held by any such person or persons or any such transferee or transferees.


                                 ARTICLE VIII

                                Corporate Seal
                                --------------

     The Board of Directors shall provide a corporate seal which shall have inscribed thereon the name of the Corporation and such other words and figures and in such design as may be prescribed by the Board of Directors, and may be facsimile, engraved, printed or an impression, or other type seal.


                                  ARTICLE IX

                                  Fiscal Year
                                  -----------

     The fiscal year of the Corporation shall, by resolution, be determined by the Board of Directors.


                                   ARTICLE X

                         Indemnification of Directors,
                         Officers, Employees and Agents
                         ------------------------------

     SECTION 10.01.  Action Against Party Because of Corporate Position.  The
                     --------------------------------------------------
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees and disbursements, inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent,
                                          ---- ----------
shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 10.02.  Action by or in the Right of Corporation.  The Corporation
                     ----------------------------------------
shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees and disbursements, inclusive of any appeal) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that a court of competent jurisdiction (the "Court") in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper.

     SECTION 10.03.  Reimbursement If Successful.  To the extent that a
                     ---------------------------
director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.01 or 10.02, or in defense of any claims, issue or matter therein, he shall be indemnified against expenses (including attorneys fees and disbursements, inclusive of any appeal) actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful (on the merits or otherwise) on any other claim, issue or matter in any such claim, action, suit or proceeding.

     SECTION 10.04.  Authorization.  Any indemnification under Sections 10.01
                     -------------
and 10.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 10.01 and
10.02. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     SECTION 10.05.  Advanced Reimbursement.  Expenses (including attorneys'
                     ----------------------
fees and disbursements, inclusive of any appeal) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     SECTION 10.06.  Indemnification Not Exclusive.  The indemnification
                     -----------------------------
provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, rule of law, provision of the Second Amended and Restated Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity, while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Where such other provision provides broader rights of indemnification than these By-laws, said other provision shall control.

     SECTION 10.07.  Insurance.  The Corporation shall have power to purchase
                     ---------
and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.


                                  ARTICLE XI

                                   Amendment
                                   ---------

     Except as otherwise provided herein, these By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting; provided, however, that
                                                         --------  -------
in the case of amendments by stockholders, notwithstanding any other provisions of these By-laws or any other provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law, the Second Amended and Restated Certificate of Incorporation or these By-laws, the affirmative vote of the holders of at least 66 2/3% of all then outstanding shares of voting stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal any provision of these By-laws.

                                  ARTICLE XII

                               Emergency By-laws
                               -----------------

          SECTION 12.01.  Emergency By-laws.  The Board of Directors may adopt
                          -----------------
By-laws to be effective only in an emergency. An emergency exists for the purposes of this section if a quorum of the Corporation's directors cannot readily be assembled because of some catastrophic event. The emergency By-laws, which are subject to amendment or repeal by the stockholders, may make all provisions necessary for managing the Corporation during an emergency, including:

          (a)  procedures for calling a meeting of the Board of Directors;

          (b)  quorum requirements for the meeting; and

          (c)  designation of additional or substitute directors.

          SECTION 12.02.  Line of Succession.  The Board of Directors, either
                          ------------------
before or during such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the Corporation are for any reason rendered incapable of discharging their duties.

          SECTION 12.03.  Governing By-laws.  All provisions of these By-laws
                          -----------------
consistent with the emergency By-laws remain effective during the emergency. The emergency By-laws are not effective after the emergency ends.

          SECTION 12.04.  Effect of Corporation Action. Corporate action taken
                          ----------------------------
in good faith in accordance with the emergency By-laws:

          (a)  binds the Corporation; and

          (b) may not be used to impose liability on a corporate director, officer, employee or agent.


                                 ARTICLE XIII

                                Effective Date
                                --------------

          These By-laws shall be effective as of and after the time of effectiveness of the Corporation's Second Amended and Restated Certificate of Incorporation.